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                                                             Exhibit 25.1-1



                         ARTICLES OF INCORPORATION

                                    OF

                           SYNOVUS TRUST COMPANY



                                    1.
     The name of the corporation is Synovus Trust Company.


                                    2.
     The object of the corporation is pecuniary gain, the corporation shall operate as solely a trust company, and the purpose or purposes for which the corporation is organized include the transaction of all lawful business for which a trust company may be incorporated under the Financial Institutions Code of Georgia, provided, however, that the corporation shall only be authorized to engage in activities permissible for a trust company subsidiary of a state chartered commercial bank in Georgia.


                                    3.
     The corporation shall have perpetual duration.


                                    4.
     The maximum number of shares of capital stock that the corporation shall be authorized to have outstanding at any time shall be 10,000 shares of common stock, $1.00 par value.


                                    5.
     The initial registered office of the corporation shall be 1148 Broadway, Columbus, Georgia 31901, and the initial registered agent of the corporation shall be George G. Flowers.


                                    6.
     The location of the corporation will be in Muscogee County, Georgia and the initial mailing address will be P.O. Box 120, Columbus, Georgia 31901.
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                                    7.
     The initial Board of Directors of the corporation shall consist of 11 members, whose names and addresses are as follows:


                                                     Place of Residence and
Name and Occupation              Citizenship         Post Office Address
-------------------              -----------         -------------------
Samuel M. Welborn, III             U.S.A.            P.O. Box 50
President                                            10011 Chattsworth Road
Columbus Bank and Trust Company                      Midland, Georgia 31820

James H. Blanchard                 U.S.A.            6200 Mountainview Drive
Chairman & CEO                                       Columbus, Georgia 31904
Synovus Financial Corp.

James D. Yancey                    U.S.A.            6049 Roundhill Court
Vice Chairman                                        Columbus, Georgia 31904
Synovus Financial Corp.

Gardiner W. Garrard, Jr.           U.S.A.           6551 Green Island Drive
President                                           Columbus, Georgia 31904
The Jordan Company

George C. Woodruff, Jr.            U.S.A.           #55 Waterway Court
Real Estate Developer                               Cataula, Georgia 31804

Charles W. Burgin                  U.S.A.           2727 Lynda Lane
Chairman of the Board                               Columbus, Georgia 31906
The Burgin Co.

John S. Avant                      U.S.A.           2015 Springdale Dr.
Dentist                                             Columbus, Georgia 31906

Marvin R. Schuster                 U.S.A.           70 Holland Rd.
Chairman of the Board                               Cataula, GA 31804
Schuster Enterprises, Inc.

Walter M. Deriso, Jr.              U.S.A.           403 Byron Plantation Road
President                                           Albany, Georgia 31707
Security Bank and Trust Company

Frederick D. Jefferson             U.S.A.           1307 Lovers Lane
President & CEO                                     Thomasville, Georgia 31792
Commercial Bank

George G. Flowers                  U.S.A.           2843 Roswell Lane
Vice President                                      Columbus, Georgia 31906
Columbus Bank and Trust Company
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                                    8.
   No director shall be personally liable to the corporation or its shareholders for monetary damages for any breach of duty of care or other duty. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law: (i) for the appropriation in violation of his duties of any business opportunity of the corporation; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for any action for which the director could be found liable pursuant to Section 14-2-832 of the Official Code of Georgia Annotated, or any amendment thereto or successor provision thereto; or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.


                                    9.
   The name, place of residence and post office address of the incorporator is Garilou Page, 1075 Whisperwood Drive, Columbus, Georgia 31907.


   IN WITNESS WHEREOF, I have hereunto executed these Articles of Incorporation this 15th day of December, 1994.





                                          s/ Garilou Page
                                          ---------------
                                          Incorporator
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